EXHIBIT 99.1
                          C.E.O. & C.F.O. CERTIFICATION

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of DST Media, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2005 as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), I, Morris Diamond, Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

      The foregoing certification is made solely for the purpose of 18 U.S.C.
Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.


                                        Name: /s/ Morris Diamond
                                        ------------------------
                                        Morris Diamond
                                        Chief Executive Officer
                                        and Chief Financial Officer

                                        March 31, 2006